Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

June 4, 2021

Inpixon
2479 Bayshore Road

Suite 195

Palo Alto, California 94303

Re:	Inpixon - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inpixon, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), relating to the registration of (a) (i) shares of its common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.001 par value (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (as defined herein) (the “Warrants”), (iv) debt securities (“Debt Securities”), (v) subscription rights to purchase securities registered under the Registration Statement (the “Rights”) and (vii) units representing an interest in two or more securities registered under the Registration Statement (the “Units”), with an aggregate offering price of up to $350,000,000 (the Common Stock, Preferred Stock, Warrants, Units, Debt Securities and Rights are each referred to herein as a “Security,” and collectively as the “Securities”) for primary offerings, (b) an aggregate of 49,394,058 shares of common stock, including (i) an aggregate of 9,950,250 shares of Common Stock issuable upon the exercise of warrants issued on February 16, 2021 (the “Second February 2021 Warrants”), (ii) an aggregate of 15,000,000 shares of Common Stock issuable upon the exercise of warrants issued on February 12, 2021 (the “First February 2021 Warrants”), (iii) an aggregate of 19,354,838 shares of Common Stock issuable upon the exercise of warrants issued on January 24, 2021 (the “January 2021 Warrants”), (iv) an aggregate of 5,000,000 shares of Common Stock issuable upon the exercise of warrants issued on November 25, 2020 (the “November 2020 Warrants”), (v) an aggregate of 841 shares of Common Stock issuable upon the conversion of 126 shares of outstanding Series 5 convertible preferred stock (the “Series 5 Preferred Stock”), (vi) an aggregate of 2,507 shares of Common Stock issuable upon the exercise of warrants issued on January 15, 2019 (the “January 2019 Warrants”), (vii) an aggregate of 5 shares of Common Stock issuable upon the conversion of 1 share of outstanding Series 4 convertible preferred stock (the “Series 4 Preferred Stock”), (viii) an aggregate of 61,562 shares of Common Stock issuable upon the exercise of warrants issued on April 24, 2018 (the “April 2018 Warrants”) and (ix) an aggregate of 24,055 shares of Common Stock issuable upon the exercise of warrants issued on February 20, 2018 (the “February 2018 Warrants” together with the Second February 2021 Warrants, the First February 2021 Warrants, the January 2021 Warrants, the November 2020 Warrants, the January 2019 Warrants and the April 2018 Warrants, the “Outstanding Warrants”), which shares were previously registered under the Company’s prior registration statement on Form S-3 (Registration No. 333-223960), as declared effective by the Commission on June 5, 2018, and (c) an aggregate of up to 19,911,477 shares of Common Stock (the “Shares”), issued or issuable to the selling security holders named therein (the “Selling Security Holders”) pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of April 30, 2021 (the “Stock Purchase Agreement”), pursuant to which we acquired Design Reactor, Inc., dba The CXApp, that may be offered for sale from time to time by The Selling Security Holders.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

June 4, 2021

As counsel to the Company in connection with this opinion, we have examined the Outstanding Warrants, the certificate of designation for the Series 4 Preferred Stock (the “Series 4 Preferred Certificate of Designation”), the certificate of designation for the Series 5 Preferred Stock (the “Series 5 Preferred Certificate of Designation”), the Stock Purchase Agreement, such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings (a) taken by the Company relating to the issuance and sale of the Outstanding Warrants, the Series 4 Preferred Stock, the Series 5 Preferred Stock and the Shares, and (b) proposed to be taken by the Company relating to the issuance and sale of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In expressing our opinions below, we have assumed, with your consent, that:

(a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities and the Shares are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the base prospectus included therein (the “Prospectus”) and the applicable prospectus supplement(s);

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d) a prospectus supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e) the Securities and the Shares will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company, as applicable;

(f) the Securities and the Shares will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s);

(g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

June 4, 2021

(h) a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(i) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed in paragraphs 3, 4, 5, and 6 below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Company has the authority pursuant to its Amended and Restated Articles of Incorporation, as amended (the “Charter”), to issue up to an aggregate of 250,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 250,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. The Company has the authority pursuant to the Charter to issue up to an aggregate of 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 5,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and such (c) Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

June 4, 2021

5. When (a) an indenture has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such indenture) and duly executed and delivered by the Company and the trustee thereunder, (b) the specific terms of a particular issuance of Debt Securities have been duly established in accordance with such indenture, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), (c) the indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities have been duly executed, issued and delivered against payment therefor in accordance with such indenture, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Debt Securities), such Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The Shares, when issued in accordance with the terms of the Purchase Agreement, have been or will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

8. The shares of Common Stock issuable upon conversion of the Series 4 Preferred Stock, when issued and delivered upon the valid conversion of the Series 4 Preferred Stock in accordance with the Series 4 Preferred Certificate of Designation, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

9. The shares of Common Stock issuable upon conversion of the Series 5 Preferred Stock, when issued and delivered upon the valid conversion of the Series 5 Preferred Stock in accordance with the Series 5 Preferred Certificate of Designation, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

10. The shares of Common Stock issuable upon the exercise of the Outstanding Warrants, when issued in accordance with the terms of the Outstanding Warrants, as applicable, against payment therefor as set forth in such warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

This opinion is opining upon and is limited to the current federal laws of the United States and the Nevada Revised Statutes as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP